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                                                                    EXHIBIT 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Castlewood Holdings Limited on Form S-4 of our report dated March 1, 2006, relating to the financial statements of B.H. Acquisition Ltd. appearing in the Annual Report on Form 10-K of The Enstar Group, Inc. for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE
Hamilton, Bermuda



July 11, 2006